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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-183538) of Zalicus Inc.,

  (2)
  Registration Statement (Form S-3 No. 333-201760) of EPIRUS Biopharmaceuticals, Inc.,

  (3)
  Registration Statement (Form S-8 No. 333-131619) pertaining to the 2000 Stock Option Plan, as amended 2004 Incentive plan of CombinatoRx, Incorporated,

  (4)
  Registration Statement (Form S-8 No. 333-135356) pertaining to the Amended and Restated 2004 Incentive Plan of CombinatoRx, Incorporated,

  (5)
  Registration Statement (Form S-8 No. 333-147745) pertaining to the Nonqualified Deferred Combination Plan of CombinatoRx, Incorporated,

  (6)
  Registration Statement (Form S-8 No. 333-166118) pertaining to the Amended and Restated 2004 Incentive Plan of CombinatoRx, Incorporated, and

  (7)
  Registration Statement (Form S-8 No. 333-198053) pertaining to the Zalicus Inc. Amended and Restated 2004 Incentive Plan, Fourteen22, Inc. 2011 Equity Incentive Plan (As Amended) of EPIRUS Biopharmaceuticals, Inc.,

of our report dated March 30, 2015, with respect to the consolidated financial statements of EPIRUS Biopharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

        /s/ Ernst & Young LLP

Boston, Massachusetts
March 30, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm